Exhibit 10.4



                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into this 31st day of January, 2001, by and between Carol E. Loomis (hereinafter referred to as "Employee"), an individual residing at 2566 Columbine Court, Park City, Utah, and PLATO Learning, Inc., a Delaware Corporation (hereinafter referred to as "Company").

                                   WITNESSETH

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (as may be amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), dated as of the date hereof, among the Company, WILC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("WILC"), and Wasatch Interactive Learning Corporation, a Washington corporation ("Wasatch"), pursuant to which the parties thereto have agreed to merge (the "Merger") WILC with and into Wasatch, with Wasatch as the surviving entity. Unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Merger Agreement;

     WHEREAS, Wasatch and Employee entered into an Employment Agreement dated as of January 17, 2000, as amended by that certain Amendment dated as of November 8, 2000 (the "Prior Agreement");

     WHEREAS, Wasatch, as a wholly-owned subsidiary of the Company following the Merger, and the Employee wish to restate the Prior Agreement as provided herein. This Agreement shall become effective and shall supersede in its entirety the Prior Agreement upon the consummation of the Merger;

     WHEREAS, the execution and delivery of this Agreement by Employee and the Company is a condition precedent to the obligations of the parties to the Merger Agreement;

     WHEREAS, the Company is in the business of developing and marketing computer-based, interactive, self-paced instructional systems used in a wide variety of settings;

     WHEREAS, the Company desires to retain the services of Employee and Employee desires to be employed by the Company;

     WHEREAS, the Company is acquiring Wasatch pursuant to the Merger in accordance with the terms and conditions of the Merger Agreement;

     WHEREAS, by virtue of the Employee's being a shareholder of and employed by Wasatch and continued employment by the Company, the Employee is familiar with confidential and proprietary information and will obtain and become familiar with certain additional confidential and proprietary information relating to the Company and its subsidiaries (including Wasatch) and its business and assets;

     WHEREAS, the Company desires by this Agreement to protect the goodwill and all proprietary rights and information of the Company and its subsidiaries (including Wasatch).

     NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     ARTICLE 1.00 - EMPLOYMENT

     1.01 EMPLOYMENT. The Company shall hereby employ the Employee as Vice President of Development of Wasatch upon the terms and conditions hereinafter set forth and the Employee accepts such offer and agrees to abide by the terms and conditions hereof, and the terms and conditions of the Company's and its affiliated corporations' Articles of Incorporation, Bylaws and employee policy manuals, if any.

     1.02 POSITION AND DUTIES

     A. SERVICE WITH THE COMPANY. The Employee shall perform all duties for Wasatch which the Vice President of Development of a business similar to Wasatch's business typically performs, including the supervision of all operations and activities, as well as all other duties assigned to her from time to time by the President of Wasatch for the period and upon the terms and conditions set forth in this Agreement. The Employee's duties as Vice President of Development of Wasatch shall include the development of strategic plans for Wasatch's technology and business opportunities with a view toward growing Wasatch's revenues and otherwise enhancing Wasatch's business. The Employee shall not be deemed to be responsible for any principal business unit, division or function of the Company. Unless otherwise provided herein, the Employee shall not be responsible for performing any policy-making decisions or functions of the Company or Wasatch.

     B. PERFORMANCE OF DUTIES. The Employee shall serve the Company and Wasatch faithfully and to the best of her ability and shall devote her best efforts, attention and energies to the business and affairs of the Company and Wasatch during the Term (as hereafter defined). The Employee hereby confirms that she is under no contractual commitments inconsistent with the obligations set forth in this Agreement and that, during the Term, she will not render or perform services, or enter into any contract to do so, for any other Person (as hereafter defined) which are inconsistent with the provisions of this Agreement. For purposes hereof, the term "Person" shall mean an individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization or the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising Employee, legislative, judicial, regulatory or administrative functions of government.

     ARTICLE 2.00 - TERM

     2.01 The term of the Employee's employment hereunder shall be for an initial term commencing on the date of the consummation of the Merger and ending on October 31, 2002, unless otherwise terminated in accordance with the terms hereof (the "Initial Term"). The Initial

Term shall be comprised of two periods: the first such period shall commence on the date of the consummation of the Merger and end on October 31, 2001 ("Period 1"); and the second such period shall commence on November 1, 2001 and end on October 31, 2002 ("Period 2"). The Initial Term may be extended upon mutual agreement of the parties hereto (the "Additional Term"; together with the Initial Term, the "Term"), in each case subject to earlier termination as hereafter specified.

     2.02 This Agreement shall not be effective until the Effective Time (as defined in the Merger Agreement). In the event the Merger Agreement is terminated for any reason, this Agreement shall be null and void without limitation.

     ARTICLE 3.00 - COMPENSATION

     3.01 SALARY. During the Term of this Agreement, and subject to the provisions contained herein, Company shall pay Employee for all services to be rendered by Employee an annual salary in the amount of $150,000 (the "Base Salary"). The Base Salary shall be payable in equal installments every two (2) weeks, or at such other intervals consistent with Company practices as in effect from time to time for all salaried employees. The Base Salary for any partial month during the term hereof shall be paid on a pro rata basis based upon the actual number of business days worked during such partial month.

     3.02 BONUS. At the end of each of Period 1 and Period 2, the Employee (assuming she is still employed hereunder) shall be eligible for bonuses as set forth herein.

          A. BONUS CALULATION. At the end of each of Period 1 and Period 2:

               (i) Wasatch and the Company shall jointly prepare calculations of the following:

                    (a) the total revenue derived by Wasatch for such period
               (for each such period, the "Wasatch Revenue"); and

                    (b) the operating profit derived as a result of Wasatch'
               operations for such period (for each such period, the "Wasatch Profit"); and

               (ii) The Company shall prepare a calculation of the total revenue derived by the Company (determined on an unconsolidated basis) from Wasatch products and services for such period (for each such period, the "Company Revenue").

               (iii) The appropriate designation of revenue deemed to be Wasatch Revenue and Company Revenue shall be mutually agreeable to the Company and the President of Wasatch based upon past practices of each of the Company and Wasatch and as heretofore agreed upon by the parties hereto.

     B. BONUS PAYMENT.

               (i) In the event that the Wasatch Revenue, Wasatch Profit and Company Revenue standards set forth below are met at the end of Period

          1 (collectively the "Period 1 Bonus Targets"), the Company as promptly as practicable shall pay the Employee an amount equal to the corresponding bonus amount and grant to the Employee options to purchase the corresponding number of shares of common stock, $0.01 par value, of the Company ("Common Stock") in accordance with the Stock Option Agreement (the "Stock Option Agreement") between the Company and the Employee attached as Exhibit A hereto (collectively, the "Period 1 Bonus Payment").


                             Period 1 Bonus Targets

Wasatch Revenue for Period 1                                                   Cash                   Options for
                                                                               Bonus                  Common Stock
Equal to or greater than $6,000,000                                           $27,000                10,500 shares
Equal to or greater than $5,500,000 but less than $6,000,000                  $24,000                10,500 shares
Equal to or greater than $5,000,000 but less than $5,500,000                  $21,000                10,500 shares
Equal to or greater than $4,500,000 but less than $5,000,000                  $18,000                 9,000 shares
Less than $4,500,000                                                          $0                          0 shares

Wasatch Profit for Period 1

Equal to or greater than $1,200,000                                           $27,000                10,500 shares
Equal to or greater than $1,100,000 but less than $1,200,000                  $24,000                10,500 shares
Equal to or greater than $1,000,000 but less than $1,100,000                  $21,000                10,500 shares
Equal to or greater than $900,000 but less than $1,000,000                    $18,000                 9,000 shares
Less than $900,000                                                            $0                          0 shares

Company Criteria for Period 1

Equal to or greater than $2,500,000                                           $27,000                 9,000 shares
Equal to or greater than $2,250,000 but less than $2,500,000                  $24,000                 9,000 shares
Equal to or greater than $2,000,000 but less than $2,250,000                  $18,000                 9,000 shares
Equal to or greater than $1,800,000 but less than $2,000,000                  $15,000                 7,500 shares
Less than $1,800,000                                                          $0                          0 shares


               (ii) In the event that the Wasatch Revenue, Wasatch Profit and Company Revenue standards set forth below are met at the end of Period 2 (collectively the "Period 2 Bonus Targets"), the Company as promptly as practicable shall pay the Employee an amount equal to the corresponding bonus amount and grant to the Employee options to purchase the corresponding number of shares of Common Stock in accordance with the Stock Option Agreement or any such subsequent stock option agreement (collectively, the "Period 2 Bonus Payment").


                             Period 2 Bonus Targets

Wasatch Revenue for Period 2                                                   Cash                   Options for
                                                                               Bonus                  Common Stock

Equal to or greater than $6,000,000                                           $27,000                10,500 shares
Equal to or greater than $5,500,000 or less than $6,000,000                   $24,000                10,500 shares
Equal to or greater than $5,000,000 or less than $5,500,000                   $21,000                10,500 shares
Equal to or greater than $4,500,000 or less than $5,000,000                   $18,000                 9,000 shares
Less than $4,500,000                                                          $0                          0 shares

Wasatch Profit for Period 2

Equal to or greater than $1,200,000                                           $27,000                10,500 shares
Equal to or greater than $1,100,000 or less than $1,200,000                   $24,000                10,500 shares
Equal to or greater than $1,000,000 or less than $1,100,000                   $21,000                10,500 shares
Equal to or greater than $900,000 or less than $1,000,000                     $18,000                 9,000 shares
Less than $900,000                                                            $0                          0 shares

Company Criteria for Period 2

Equal to or greater than $2,500,000                                           $27,000                 9,000 shares
Equal to or greater than $2,250,000 or less than $2,500,000                   $24,000                 9,000 shares
Equal to or greater than $2,000,000 or less than $2,250,000                   $18,000                 9,000 shares
Equal to or greater than $1,800,000 or less than $2,000,000                   $15,000                 7,500 shares
Less than $1,800,000                                                          $0                          0 shares



               (iii) Except as set forth in Article IV, the Employee shall not be entitled to any bonus payments pursuant to this Article III for any period during which her employment hereunder terminates for any reason.

               (iv) In the event that the Effective Time shall be later than April 1, 2001, and such delay shall materially affect the Employee's ability to meet the Period 1 Bonus Targets, the Period 1 Bonus Targets shall be adjusted by mutual agreement of the Company and the Employee.

     3.03 OPTIONS. Any options to be granted to the Employee pursuant to this
Article 3 shall be approved by the Company's Board of Directors and shall be issued pursuant to the Stock Option Agreement under the PLATO Learning Inc. 2000 Stock Incentive Plan, a copy of which is attached as Exhibit B hereto or any such subsequent plan.

     3.04 BENEFITS. During the Term, the Employee shall be entitled to benefits that are at least equivalent to the benefits provided currently to the Employee by Wasatch.

     3.05 MERGER. If the Merger Agreement is terminated for any reason, the Employee shall not be entitled to any compensation hereunder without limitation.

     ARTICLE 4.0 COMPENSATION UPON THE TERMINATION OF THE EMPLOYEE'S EMPLOYMENT

     4.01 If prior to the end of Period 1 the Employee's services hereunder are terminated:

               A. by the Company for any reason other than pursuant to Section 6.01, or by the Employee for Good Reason (as hereafter defined), the Employee shall be entitled to her Base Salary for each of Period 1 (or any pro rata portion thereof) and Period 2 and any Period 1 Bonus Payment, subject to the terms herein; or

               B. by the Employee for any reason other than for Good Reason or by the Company pursuant to Section 6.01, the Employee shall not be entitled to her Base Salary for either Period 1 (or any pro rata portion thereof) or Period 2, or any other compensation, subject to the terms herein.

     4.02 If after the end of Period 1 but prior to the end of Period 2 the Employee's services hereunder are terminated:

               A. by the Company for any reason other than pursuant to Section 6.01, or by the Employee for Good Reason, the Employee shall be entitled to her Base Salary for the one-year period following the date of any such termination and if such termination occurs after July 31, 2002, she shall also be entitled to her pro rata share of any Period 2 Bonus Payment; or

               B. by the Employee for any reason other than for Good Reason, or by the Company pursuant to Section 6.01, the Employee shall not be entitled to any other compensation, subject to the terms herein.

Any such termination of the Employee's services hereunder must be preceded by sixty (60) days written notice to the non-terminating party in accordance with the terms herein.

     4.03 A termination shall be deemed to be for "Good Reason" if (i) it follows a material reduction of the Employee's duties and responsibilities or a permanent change in the Employee's duties and responsibilities, in any case, which are materially inconsistent with the duties and responsibilities of the Employee then in effect, (ii) the Employee is required to relocate the office from which she performs her responsibilities to an office that is located more than 60 miles outside of the City of Salt Lake City, (iii) it follows a material breach of this Agreement (which shall include, without limitation, a reduction in the Employee's annual base salary) by the Company which is not curable, or if curable, is not cured within 30 days of written notice by the Employee (provided, that any such notice also must include a statement that failure to cure any such breach may result in a termination by the Employee of her employment for Good Reason) or (iv) the Board of Directors of the Company otherwise determines that such termination is for "Good Reason" under the circumstances then prevailing.

     4.04 If the Employee's services are terminated for any reason, the Employee also shall be entitled to (a) any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or required under the terms of any death, insurance or retirement plan, program or agreement provided by the Company and to which the Employee is a party or in which the Employee is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable, and (b) any reimbursement owed to her by the Company in accordance with Section 3.04 for expenses incurred through the date of termination.

     ARTICLE 5.00 - COVENANTS

     5.01 COVENANT NOT TO COMPETE.

               A. The Employee acknowledges that the Company and its subsidiaries are engaged in highly competitive businesses and have a compelling business interest in preventing unauthorized use or disclosure of Confidential Information, that the Company and its subsidiaries have highly valuable and long-term customer relationships which they have a legitimate interest in protecting, and that the Employee has had and may continue to have access to those customers and has had and will have access to Confidential Information. Accordingly, the Employee agrees that, during the Non-Compete Period (as defined below), she shall not engage or participate as an owner, principal, partner, officer or director in any business which is competitive with the business of the Company and its subsidiaries as conducted (or contemplated to be conducted) on the date of termination of her employment, including, without limitation, such business that is conducted in any geographic area in which the Company's and its subsidiaries, business is conducted (or contemplated to be conducted); provided, however, that ownership by the Employee, as a passive investment, of less than five percent (5%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 5.01.

               B. "Non-Compete Period" means the period commencing on the date of the consummation of the Merger and shall be in full force and effect at all times the Employee is employed by the Company without limitation and shall end in accordance with the terms hereof.

                    (i) If at any time the Employee's services hereunder are
               terminated by the Employee for Good Reason, the Non-Compete Period shall end on the date of such termination.

                    (ii) If the Employee's services hereunder are terminated by the Company for any reason prior to the end of Period 1, the Non-Compete Period shall end at the end of Period 2.

                    (iii) If the Employee's services hereunder are terminated by the Employee for any reason other than for Good Reason prior to the end of Period 1, the Non-Compete Period shall end twelve (12) months after such date of termination.

                    (iv) If the Employee's services hereunder are terminated by the Company for any reason after the end of Period 1 but prior to the end of Period 2, the Non-Compete Period shall end at twelve (12) months after such date of termination.

                    (v) If the Employee's services hereunder are terminated by the Employee for any reason other than for Good Reason after the end of Period 1 but prior to the end of Period 2, the Non-Compete Period shall end on the date of such termination.

          C. The Employee further agrees that during the Non-Compete Period, she will not, directly or indirectly, assist or encourage any other Person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 5.01 if such activity were carried out by the Employee, either directly or indirectly, and in particular the Employee agrees that she will not, directly or indirectly, induce or assist any employee or former employee of the Company or any of its subsidiaries (including Wasatch) to carry out, directly or indirectly, any such activity.

     5.02 COVENANT FOR PROTECTION OF PROPRIETARY INFORMATION.

          A. The Employee recognizes and acknowledges that: (a) in the course of the Employee's employment by Wasatch she has obtained Confidential Information (as hereafter defined) and that in the course of her employment hereunder she will acquire additional Confidential Information; (b) the Confidential Information is the property of the Company and its subsidiaries; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that the Employee not disclose the Confidential Information to others or use the Confidential Information to the Employee's own advantage or the advantage of others or in any way to disadvantage the Company. "Confidential Information" means information, whether or not reduced to writing, and whether in paper, electronic, digital, analog or other format, relating to the past, present or planned business of the Company and its subsidiaries (including Wasatch), which has not been made generally known to the public or the industry by the Company or its subsidiaries (including Wasatch), including, without limitation, trade secrets, know-how, inventions, new product and product development information, research results, marketing and sales programs, customer and supplier information, financial data, employee records, cost information, pricing information, sales and marketing strategies, business systems, computer systems, software, software systems and techniques, the identity of customers, all information received under an obligation of confidentiality to customers, and all information generated for customers

          B. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that she shall not, without the prior written consent of the Board, use for the Employee's own benefit or purposes or misappropriate or disclose or make available to any Person for use outside the Company's organization at any time, either during her employment with the Company or subsequent to the termination of her employment with the Company, for any reason, including, without limitation, termination by the Company for cause or without cause, any of the Confidential Information or any copy, notes or item embodying

     Confidential Information, whether or not developed by the Employee, except
     (a) as required in the performance of the Employee employment duties and as authorized by the Company and (b) to the extent that such information (i) is or becomes generally available to the public or the industry other than as a result of a disclosure by the Employee in violation of this Agreement, or (ii) is required to be disclosed pursuant to a court order or other legal process (provided the Employee gives the Company notice of such obligation when the Employee receives notice of such obligation and prior to any disclosure pursuant to such obligation affords the Company the opportunity and cooperates with the Company in any efforts by the Company to limit the scope of such obligation and/or to obtain confidential treatment of any material disclosed pursuant to such obligation). The Employee agrees that her obligations with respect to Confidential Information shall continue even after termination of her employment with the Company.

          C. ACKNOWLEDGMENT. Employee acknowledges and agrees that the restrictions set forth in this Article 5 are reasonable in scope and essential to the preservation of the Company's business --------- and proprietary properties and that enforcement of these restrictions will not cause Employee any hardship, and because of Employee's background and experience, will not in any manner preclude Employee, in the event of a termination of this Agreement, from becoming gainfully employed in such a manner and to such an extent as will provide a standard of living for herself and the members of her family of at least the sort and fashion to which she and they have become accustomed.

          D. SEPARATE AGREEMENT. The covenants of Employee contained in this
     Article 5 shall each be construed independently of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. This covenant may be enforced by specific performance or any available legal or equitable remedy, including, but not limited to, temporary restraining orders or preliminary and permanent injunctions, and the Company and its affiliated corporations shall be entitled to recover from Employee all court costs and reasonable attorney's fees incurred in enforcing this covenant. The remedies hereunder shall not be exclusive of each other, but shall be cumulative.

          5.03 AGREEMENT NOT TO SOLICIT BUSINESS RELATIONS. The Employee agrees that, during the Term and Non-Compete Period, she will not, directly or indirectly, on her own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate any supplier, licensor, licensee or other business relation of the Company or any of its subsidiaries (including Wasatch) (including, without limitation, other Persons with whom the Company or any of its subsidiaries (including Wasatch) has contractual or other arrangements to provide services for the Company or any of its subsidiaries (including Wasatch) who has been a supplier, licensor, licensee or other business relation within the two (2) years prior to such termination of employment or any prospective supplier, licensor, licensee or other business relation with whom the Company or any of its subsidiaries (including Wasatch) or any of their agents or representatives has had contact within the two (2) years prior to such termination of employment for the purpose of inducing such party to cease or to not begin doing business with the Company or any of its subsidiaries (including Wasatch) or to do business competitive with that conducted by the Company or any of its subsidiaries (including Wasatch) with any other Person.

     5.04 AGREEMENT NOT TO SOLICIT EMPLOYEES. The Employee agrees that, during the Non-Compete Period, she will not, either directly or indirectly, on her own or in the service or on behalf of others solicit, divert or hire, or attempt to solicit, divert or hire any Person employed by the Company or any of its subsidiaries (including Wasatch).

     ARTICLE 6.0 - TERMINATION.

     6.01 GROUNDS FOR TERMINATION. The employment of the Employee shall terminate prior to the expiration of the Term set forth in Article 2 in the event that at any time during the Term: ---------

          (a) the Employee shall die, or

          (b) the Board of Directors of the Company shall determine, in good faith, that any of the following events or conditions has occurred or exists:

               (i) The Employee suffers a Disability (as hereinafter defined). For purposes of this Agreement, the Employee will be deemed to have a "Disability" if the Employee is adjudged mentally incompetent by a court of competent jurisdiction.

               (ii) Cause exists. "Cause" shall mean any of the following: (A) embezzlement, fraud, misappropriation or dishonesty by the Employee against or with respect to the Company or any of its subsidiaries (including Wasatch) or the conviction of any felony or other offense involving dishonesty, disloyalty, fraud or moral turpitude (or a plea of nolo contendere with respect to any such offense or felony); (B) the Employee's engaging in gross negligence or willful misconduct in the performance of the Employee employment duties; or (C) the breach by the Employee of any provision of this Agreement, in any material respect, which breach or failure is not cured by the Employee after reasonable prior written notice (provided, that any such notice also must include a statement that failure to cure any such breach or failure may result in the termination by the Company of the Employee's employment for Cause) or is not capable of being cured; or

          (c) written agreement of the Company and the Employee.

Notwithstanding any termination of employment pursuant to this Article 6, the Employee, in consideration of her employment hereunder to the date of such termination, shall remain bound following any such termination by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Employee's employment.

     ARTICLE 7.00 - GENERAL MATTERS

     7.01 CONFLICT. The Employee represents and warrants to Company that she has not executed any written agreement with any other Person that would prohibit the Employee from entering into this Agreement. Further, the Employee represents and warrants to Company that the execution of this Agreement by the Employee and her services rendered to Company pursuant to this Agreement will not conflict with any obligations or duties which the Employee may have to prior employers or pursuant to any other agreement.

     7.02 NON-DISCLOSURE OF AGREEMENT. The Employee and the Company agree that, during the term of this Agreement and after the termination of this Agreement, neither shall disclose the terms and provisions of this Agreement to any Person other than their professional advisors, and in the case of the Company, other than to its affiliates, except in connection with a dispute hereunder, or as required in connection with a proceeding before a court, arbitrator, administrative agency or other governmental or judicial entity or as otherwise required by law.

     7.03 ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Employee, assign its rights and delegate its obligations under this Agreement to any Person (a) with or into which the Company merges or consolidates, (b) to which the Company sells or transfers all or substantially all of its assets or (c) of which fifty percent (50%) or more of the equity investment and the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this
Section 7.03.

     7.04 INJUNCTIVE RELIEF. Each party agrees that it would be difficult to compensate the other party fully for damages for any violation of the provisions of this Agreement, including without limitation, the provisions of Articles 3 and 5. Accordingly, each party specifically agrees that the other party shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement, without the posting of any bond. This provision with respect to injunctive relief shall not, however, diminish the right of either party to claim and recover damages in addition to injunctive relief.

     7.05 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF UTAH, EXCLUDING THE "CONFLICT OF LAWS" RULES THEREOF.

     7.06 PRIOR AGREEMENTS. This Agreement, at the Effective Time, shall contain the entire agreement of the parties relating to the subject matter hereof and shall at such time supersede all prior agreements, including the Prior Agreement, and understandings with respect to such subject matter, and the parties hereto have made no agreement, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

     7.07 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

     7.08 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     7.09 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The parties acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     7.10 NOTICE. A. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received (i) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission, and (ii) if given by certified or registered mail, return receipt requested, postage prepaid, upon actual delivery or refusal of delivery as evidenced by the return receipt, and (iii) if given by courier or other means, when received or personally delivered (or when delivery is refused, if applicable), and, in any such case, addressed as follows:

               (1)      if to the Employee to,

                        Carol Loomis
                        2566 Columbine Court
                        Park City, Utah  84060

               (2)      if to the Company,

                        PLATO Learning, Inc.
                        10801 Nesbit Avenue South
                        Bloomington, Minnesota 55437
                        Attention:  President


          B. Either party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     7.11 Employee Acknowledgment. The Employee hereby acknowledges that (a) the Company has advised her to consult with an attorney prior to the execution of this Agreement, (b) she has read this Agreement, (c) she fully understands the terms of this Agreement, (d) she has executed this Agreement voluntarily and without coercion, whether express or implied, and (e) this Agreement shall not be effective until the Effective Time of the Merger.

                            [signature page follows]

The parties hereby execute this Employment Agreement on the day and year first written above.


                                                 PLATO LEARNING, INC.

                                                 By: John Murray
                                                     ---------------------------
                                                 Title: President and CEO
                                                        ------------------------

                                                 EMPLOYEE:

                                                 s/ Carol E. Loomis
                                                 ------------------
                                                 Carol E. Loomis